WEISMAN CELLER SPETT & MODLIN, P.C.                                  Exhibit 5.1

                                 445 PARK AVENUE

                              NEW YORK, N. Y. 10022

                                 (212) 371-5400

                            TELECOPIER (212) 371-5407

                                February 21, 2006



General DataComm Industries, Inc.
6 Rubber Avenue
Naugatuck, CT 06770

         Re:      General DataComm Industries, Inc.
                  2005 Stock and Bonus Plan
                  Director's Stock Option

Gentlemen:

      We have assisted in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to an aggregate of 2,951,121 shares of Common Stock, $0.01 par value per share (the "Shares"), of General DataComm Industries, Inc., a Delaware corporation (the "Company"), of which 2,400,000 shares are issuable under the Company's 2005 Stock and Bonus Plan (the "Plan") and 551,121 shares are issuable under a Director Stock Option issued November 22, 2005 ("Director Stock Option").

      We have examined the Certificate of Incorporation and By-Laws of the Company, each as amended and restated to date, and originals, or copies certified to our satisfaction, of all pertinent records of the meetings of the directors and stockholders of the Company, the Registration Statement and such other documents relating to the Company as we have deemed material for the purposes of this opinion.

      In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents submitted to us as certified, photostatic or other copies, the authenticity of the originals of any such documents and the legal competence of all signatories to such documents.

      Based on the foregoing, we are of the opinion that the Shares have been duly authorized for issuance and, when the Shares are issued in accordance with the respective terms and conditions of the Plan and Director Stock Option, the Shares will be validly issued, fully paid and nonassessable.

      We hereby consent to the filing of this opinion with the Commission in connection with the Registration Statement in accordance with the requirements of Item 601(b)(5) of the Regulation S-K under the Securities Act. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                                            Very truly yours,


                                            WEISMAN CELLER SPETT & MODLIN, P.C.